UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 7, 2011

SENTISEARCH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1217 South Flagler Drive, 3rd Floor , West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 805-684-1830

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2011, SentiSearch, Inc. (the “Company”) and The Trustees of Columbia University in the City of New  York (“Columbia”) entered into an Amendment to be effective as of January 30, 2011 (the “Amendment”)  to the License Agreement dated April 10, 2000, as amended October 17, 2006  (collectively, the “Original Agreement”), between the Company and Columbia.

Pursuant to the Amendment, the license by Columbia to the Company of the licensed patents contained in the Original Agreement was terminated, such licensed patents were returned to Columbia and the definitions of “Licensed Products/Services” and “Licensed Technical Information”   that are the subject of the Original Agreement were modified accordingly. The license to the Licensed Products/Services and Licensed Technical Information, as such terms were so modified, shall continue pursuant to the Agreement, as amended by the Amendment. In consideration for such termination, the royalties payable by the Company to Columbia under the Original Agreement were reduced from 1% to 0.15% of the net sales of any Licensed Products/Services, as defined in the Amendment.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Amendment dated February 7, 2011, to be effective as of January 30, 2011, to License Agreement dated April 10, 2000, as amended October 17, 2006, between SentiSearch, Inc. and The Trustees of Columbia University in the City of New  York (Exhibit A, previously filed as Exhibit 10.8 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed on November 15, 2010, is omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SENTISEARCH, INC.

Dated: February 10, 2011	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer, Secretary, Treasurer and Chairman of the Board